UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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COSINE COMMUNICATIONS, INC.

(Name of Registrant as Specified in Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CoSine Communications, Inc.
560 South Winchester Blvd., Suite 500
San Jose, California 95128

April 28, 2006
To Our Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of CoSine Communications, Inc. to be held at the Bankers Club, Bank of America, 52 Floor, 555 California Street, San Francisco, California 94104 on Wednesday, May 24, 2006, at 11:00 a.m. Pacific Time. Registration will begin at 10:30 a.m. Pacific Time.

At this year’s Annual Meeting, the agenda includes the annual election of directors and a proposal to amend our Third Amended and Restated Certificate of Incorporation to reduce our authorized number of shares of Common Stock from 300,000,000 to 22,000,000. We believe that by reducing our number of authorized shares of Common Stock, we can significantly reduce our Delaware franchise tax liability. The Board of Directors recommends that you vote FOR the election of the director nominees and FOR the approval of the proposal to amend our Third Amended and Restated Certificate of Incorporation to reduce our authorized number of shares of Common Stock. Please refer to the proxy statement for detailed information on each of the proposals and the Annual Meeting.

Included with this proxy statement is a copy of our Annual Report on Form 10-K for the fiscal year 2005. We encourage you to read the Form 10-K. It includes information on our current operations, services and redeployment of assets strategy, as well as our audited financial statements.

Whether or not you plan to attend, the prompt execution and return of your proxy card by mail will both assure that your shares are represented at the meeting and minimize the cost of proxy solicitation.

We look forward to your attendance with in person or by proxy.

Sincerely,

Terry R. Gibson
President and Chief Executive Officer

CoSine Communications, Inc.
560 South Winchester Blvd., Suite 500
San Jose, California 95128

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
May 24, 2006

To the Stockholders of CoSine Communications, Inc.

The 2006 Annual Meeting of Stockholders of CoSine Communications, Inc., a Delaware corporation, will be held on Wednesday, May 24, 2006, at 11:00 a.m. Pacific Time, at the Bankers Club, Bank of America, 52 Floor, 555 California Street, San Francisco, California 94104, for the following purposes:

1.

To elect a Board of Directors to serve for the ensuing year.

2.

To approve a proposal to amend our Third Amended and Restated Certificate of Incorporation to reduce our authorized number of shares of Common Stock from 300,000,000 to 22,000,000.

3.

To transact such other business as may properly come before the meeting and at any adjournment or postponement of the meeting.

These items are fully described in the proxy statement, which is part of this notice. We have not received notice of other matters that may be properly presented at the annual meeting.

All stockholders are cordially invited to attend the annual meeting. Stockholders of record at the close of business on March 29, 2006, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting.

By Order of the Board of Directors

Terry R. Gibson
Secretary

San Jose, California
April 28, 2006

Whether or not you expect to attend the meeting in person, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for the return your proxy by mail. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

PROXY STATEMENT

CoSine Communications, Inc. (“CoSine,” “Company,” “we,” “us” or “our”) is providing these proxy materials in connection with our 2006 Annual Meeting of Stockholders to be held on May 24, 2006, at 11:00 a.m. local time (the “Annual Meeting”) and at any adjournment thereof. The Annual Meeting will be held at the Bankers Club, Bank of America, 52 Floor, 555 California Street, San Francisco, California 94104. This proxy statement, the accompanying proxy card and voter instructions and our 2005 Annual Report on Form 10-K were first mailed to stockholders on or about April 28, 2006. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The enclosed proxy is solicited by our Board of Directors.

What is the purpose of the Annual Meeting?

At the Annual Meeting, you may vote on each of the following proposals:

1.

To elect a Board of Directors to serve for the ensuing year.

2.

To approve a proposal to amend our Third Amended and Restated Certificate of Incorporation to reduce our authorized number of shares of Common Stock, $0.0001 par value (“Common Stock”), from 300,000,000 to 22,000,000.

3.

To transact such other business as may properly come before the meeting and at any adjournment or postponement of the Annual Meeting.

What are the Board of Directors’ recommendations?

The Board of Directors recommends that you vote FOR the election of the nominees for directors and FOR the approval of the proposal to amend our Third Amended and Restated Certificate of Incorporation to reduce our authorized number of shares of Common Stock.

Where is CoSine located?

Our principal executive office is located at 560 S. Winchester Blvd., Suite 500, San Jose, California 95128 and its telephone number is (408) 236-7518.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our Common Stock (“Common Stock”), at the close of business on March 29, 2006, will be entitled to notice of and to vote at the Annual Meeting.

How many votes must be present to hold the Annual Meeting?

A majority of our outstanding shares as of the record date, or a “quorum,” must be represented at the Annual Meeting in order to conduct business. At the close of business on that date, 10,090,365 shares were issued and outstanding. Shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

How do I vote?

To vote your proxy by mail, mark your vote on the enclosed proxy card and follow the other directions on the proxy card. All valid proxies properly executed and received by us prior to the Annual Meeting will be voted in accordance with the instructions specified in the proxy card. Where no instructions are given, shares will be voted FOR the election of the named nominees for the Board of Directors, FOR the approval of the proposal to amend our Third Amended and Restated Certificate of Incorporation to reduce our authorized number of shares of Common Stock, and in accordance with the judgment of the person or persons voting the proxies on any matter that may properly come before the meeting which the Board of Directors is not aware of a reasonable time before the date of this proxy statement.

You may also vote in person at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

How can I change or revoke my vote after I return my proxy card?

You may revoke your proxy at any time prior to the close of the polls. The proxy may be revoked by delivering to Terry R. Gibson, Secretary of CoSine, an instrument of revocation or an executed proxy card bearing a later date.

The proxy may also be revoked by affirmatively electing to vote in person at the meeting. However, a stockholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so.

How many votes do I have?

Each holder of record of Common Stock on such date will be entitled to one vote, for each share held, on every matter submitted to the stockholders at the Annual Meeting. The Common Stock does not have cumulative voting rights.

How many votes are required to elect the directors and to approval of the proposal to amend our Third Amended and Restated Certificate of Incorporation?

The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of our Board of Directors meaning that the four individuals nominated for election to the Board of Directors who receive the greatest number of votes cast will be elected.

The approval of the proposal to amend our Third Amended and Restated Certificate of Incorporation to reduce our authorized number of shares of Common Stock requires the affirmative vote of a majority of the outstanding shares of our Common Stock entitled to vote on the matter.

How are the votes counted?

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are each included in the number of shares present for quorum purposes. Abstentions, which may be specified only on the proposal to amend our Third Amended and Restated Certificate of Incorporation to reduce our authorized number of shares of Common Stock, are counted in tabulations of the votes cast on proposals presented to stockholders and will have the same effect as negative votes. Broker non-votes are not counted for purposes of the election of our Board of Directors but will have the same effect as votes against the proposal to amend our Third Amended and Restated Certificate of Incorporation.

Who pays for the proxy solicitation and how does CoSine solicit votes?

In addition to the solicitation of proxies pursuant to this proxy statement, certain of our directors, officers and employees, without extra compensation, may also solicit proxies personally or by telephone, mail or facsimile. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians, banks and brokerage houses for forwarding to the beneficial owners of shares held in their names. We may reimburse persons and institutions representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners.

PROPOSAL 1
ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect directors to hold office until our 2007 Annual Meeting of Stockholders. Our Board of Directors consists of four members. Our certificate of incorporation currently provides an annual election of all our directors. The directors will serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominees listed above. If a nominee becomes unable to serve, the holders of the proxies may, in their discretion, vote the shares for substitute nominees designated by the Board of Directors.

Directors

Set forth below is certain information regarding our incumbent directors as of March 15, 2006, all of whom have been nominated for election at the Annual Meeting:

Name	Age	Position	Director Since

Donald Green	74	Chairman of the Board	1999
Charles J. Abbe	64	Director	2000
Jack L. Howard	44	Director	2005
Terry R. Gibson	52	Director, Chief Executive Officer, Chief Financial Officer and Secretary	2005

R. David Spreng resigned as a director effective July 25, 2005. Effective July 25, 2005, Jack L. Howard was appointed to fill the vacancy created by Mr. Spreng’s resignation.

There are no family relationships among any of our directors, officers or key employees.

Donald Green, 74, has served as Chairman of our Board of Directors since March 2002 and as a director since June 1999. Mr. Green was a co-founder of Advanced Fibre Communications, Inc., a provider of multi-service access solutions for the telecommunications industry, and served as its Chairman of the Board from May 1999 until his retirement in September 2001, and also served as Chief Executive Officer from May 1992 to May 1999. Mr. Green is a director of Turin Networks, Inc. Mr. Green holds a higher national certificate in electrical engineering from Willesdon Technical College.

Charles J. Abbe, 64, has served as a director of CoSine since August 2000. Until his retirement in June 2001, Mr. Abbe has served as President and Chief Operating Officer of JDS Uniphase Corporation, a designer, developer and manufacturer of fiber optic products, since April 2000, following the merger of Optical Coating Laboratory, Inc. with JDS Uniphase in February of the same year. Mr. Abbe served as Optical Coating Laboratory’s President and Chief Executive Officer from April 1998 to March 2000, as its President from November 1997 to April 1998 and as its Vice President and General Manager for North America and Asia from April 1996 to November 1997. Mr. Abbe currently serves as a director of Cymer, Inc., a semi-conductor equipment company; a director of Xponent, Inc., a manufacturer of fiber optics components; and a director of Nova-Sol, Inc., a defense industry development company. Mr. Abbe holds a B.S. and an M.S. in chemical engineering from Cornell University and an M.B.A. from Stanford University.

Jack L. Howard, 44, has served as a director of CoSine since July 25, 2005, when he was elected to the Board of Directors to fill the vacancy created by the resignation of R. David Spreng. In 1993, Mr. Howard co-founded Steel Partners II, L.P. where he currently holds representative positions. Since 2004, Mr. Howard has served as a director of BNS Holdings, Corp., a real estate management company. Mr. Howard has served as a director of WebFinancial Corp. (formerly Rose’s Holders Inc.), which owns WebBank Corp., an FDIC insured Industrial Loan Bank, since 1996 and as its Vice President since 1997. In 2005, Mr. Howard began serving as a director of WHX Corporation. Mr. Howard is a Principal of Mutual Securities, Inc., a registered broker-dealer. Mr. Howard holds a B.A. in Finance from the University of Oregon.

Terry R. Gibson, 52, has served as a director and Chief Executive Officer of CoSine since January 16, 2005 and as Executive Vice President and Chief Financial Officer since joining CoSine in January 2002. Prior to joining us, Mr. Gibson served as Chief Financial Officer of Calient Networks, Inc. from May 2000 through December 2001. He served as Chief Financial Officer of Ramp Networks, Inc. from March 1999 to May 2000 and as Chief Financial Officer of GaSonics, International from June 1996 through March 1999. He also served as Vice President and Corporate Controller of Lam Research Corporation from February 1991 through June 1996. Mr. Gibson holds a B.S. in Accounting from the University of Santa Clara.

Committees and Meetings

The Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. There were 24 meetings of the full Board of Directors during the fiscal year ended December 31, 2005. Each director attended at least 75 percent of the total number of meetings of the Board of Directors and committees on which he served.

Director Independence. On June 10, 2005, we reported in our Report on Form 8-K filed with the Securities and Exchange Commission that our stock would be de-listed from the Nasdaq National Market System. Our stock was de-listed on June 16, 2005 and now trades in the over the counter market and is quoted on the Pink Sheets Electronic Quotation Service under the symbol “COSN.PK.” As our stock is no longer “listed,” within the meaning of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, all of our directors may not be “independent” as defined in the Nasdaq listing standards.

Audit Committee. During fiscal year ended December 31, 2005, the Audit Committee was composed of Messrs. Green, Abbe, Spreng, who resigned from the Board of Directors effective July 25, 2005, and Mr. Howard, who was appointed to the Audit Committee on September 29, 2005 in connection with Mr. Spreng’s resignation. During fiscal year ended December 31, 2005, the Audit Committee was chaired by Mr. Green. Messrs. Green, Abbe and Spreng are all “independent” as defined in the Nasdaq listing standards. Due to Mr. Howard’s relationship with Steel Partners II, L.P., our largest stockholder, he is not “independent” as defined in the Nasdaq listing standards.

The Audit Committee reviews our internal accounting procedures, consults with and reviews the services provided by our independent accountants, makes recommendations to the Board of Directors about selection of and services provided by independent accountants, reviews with the independent accountants the scope and results of their annual examination of our consolidated financial statements, and performs the other functions specified in the Audit Committee Charter.

The Audit Committee met 5 times during the fiscal year ended December 31, 2005. A copy of our current Audit Committee Charter, amended as of September 23, 2004, was attached as Appendix B to our proxy statement of the 2004 Annual Meeting of Stockholders held December 16, 2004.

Compensation Committee. During fiscal year ended December 31, 2005, the Compensation Committee was composed of Messrs. Green, Abbe, Spreng, who resigned from the Board of Directors effective July 25, 2005, and Mr. Howard, who was appointed to the Compensation Committee on September 29, 2005 in connection with Mr. Spreng’s resignation. During fiscal year ended December 31, 2005, the Compensation Committee was chaired by Mr. Green. Messrs. Green, Abbe and Spreng are all “independent” as defined in the Nasdaq listing standards. Due to Mr. Howard’s relationship with Steel Partners II, L.P., our largest stockholder, he is not “independent” as defined in the Nasdaq listing standards.

The Compensation Committee reviews and approves the salaries, incentive compensation and benefits of the Company’s officers and employees, including stock compensation and loans, and administers the Company’s stock plans and employee benefit plans.

The Compensation Committee met twice during the fiscal year ended December 31, 2005.

Nominating and Corporate Governance Committee. During fiscal year ended December 31, 2005, the Nominating and Corporate Governance Committee was composed of Messrs. Abbe, Green, Spreng, who resigned from the Board of Directors effective July 25, 2005, and Mr. Howard, who was appointed to the Nominating and Corporate Governance Committee on September 29, 2005 in connection with Mr. Spreng’s resignation. During fiscal year ended December 31, 2005, the Nominating and Corporate Governance Committee was chaired by Mr. Abbe. Messrs. Green, Abbe and Spreng are all “independent” as defined in the Nasdaq listing standards. Due to Mr. Howard’s relationship with Steel Partners II, L.P., our largest stockholder, he is not “independent” as defined in the Nasdaq listing standards.

The Nominating and Corporate Governance Committee evaluates and makes recommendations to the Board of Directors concerning the composition, qualifications, performance and compensation of the Board of Directors and its related committees, the identification of qualified director nominees and the development of corporate governance guidelines and policies.

The Nominating and Corporate Governance Committee was established on September 8, 2003 and met twice during the fiscal year ended December 31, 2005. A copy of our current Nominating and Corporate Governance

Committee Charter, amended as of September 23, 2004, was attached as Appendix A to our proxy statement of the 2004 Annual Meeting of Stockholders held December 16, 2004.

In order to identify and evaluate candidates for the Board of Directors, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee regularly reviews the current composition and size of the Board of Directors, reviews qualifications of candidates, evaluates the performance of the Board of Directors as a whole, evaluates the performance and qualifications of individual members of the Board of Directors eligible for re-election at the annual meeting of stockholders, considers the need of the Board of Directors and its respective committees. The Nominating and Corporate Governance Committee considers such factors as issues of character, judgment, independence, expertise, diversity of experience, understanding of and achievements in manufacturing, technology, finance and marketing, the ability of a candidate to make a meaningful contribution to the Company, other commitments and potential conflicts of interest and considers such other factors as the Nominating and Corporate Governance Committee may deem appropriate in the context of identifying the needs of the Board of Directors at a particular point in time. As the needs of the Board of Directors may change from time to time depending on changes in the Company’s business and market trends, the Nominating and Corporate Governance Committee has not established any specific, minimum qualifications that must be met by a candidate for the Board of Directors or that there are specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders if submitted in writing to the Chairman of the Board of Directors, c/o Terry R. Gibson, Corporate Secretary, 560 S. Winchester Blvd., Suite 500, San Jose, California 95128.

Director Compensation

Each non-employee director receives a quarterly retainer in the amount of $2,000. In addition, each non-employee director receives $1,000 for attending a Board meeting in person, $500 for attending a committee meeting in person, and $250 for attending a Board or committee meeting by telephone. We do not compensate directors for committee meetings held together with a Board meeting. We reimburse directors for travel and other expenses incurred in attending Board and committee meetings.

Each non-employee director who is first appointed or elected after September 26, 2000 (the date of our initial public offering) will automatically receive under our 2000 Director Option Plan an option to acquire 8,000 shares of our common stock. These initial options will vest in four equal annual installments. Under the 2000 Director Option Plan, each non-employee director in office for at least six months before each annual meeting of stockholders will receive an additional option to acquire 2,000 shares of our common stock. These subsequent options will vest on the fourth anniversary of the date of grant. We may also grant directors’ options or restricted stock under our 2000 Stock Plan. Non-employee directors received option grants during 2005 as listed in the table below. The options granted to Messrs. Green and Abbe each vest on the fourth anniversary of the date of grant. The options granted to Mr. Howard vest in four equal annual installments.

Director Name	Date of Grant	Exercise Price	Number of Shares

Charles J. Abbe	November 15, 2005	2.40	2,000
Donald Green	November 15, 2005	2.40	2,000
Jack L. Howard	July 25, 2005	2.15	8,000

Stockholder Nominations

Stockholders may communicate with the Board of Directors by submitting their communication in writing to Chairman of the Board of Directors, c/o Terry R. Gibson, Corporate Secretary, 560 S. Winchester Blvd., Suite 500, San Jose, California 95128. All such communications will be forwarded to the Board of Directors for its consideration.

Required Vote

The four individuals nominated for election to the Board of Directors who receive the greatest number of votes cast will be elected.

The Board Of Directors Unanimously Recommends A Vote For
The Election Of Each Of The Nominees for Director.

PROPOSAL 2
APPROVAL OF THE AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

On April 5, 2006, the Board of Directors unanimously approved, subject to stockholder approval, a proposal to amend Article IV, Section 1 of our Third Amended and Restated Certificate of Incorporation (the “Amendment”), substantially in the form of Annex A to this Proxy Statement, to effect a reduction in the number of shares of Common Stock, $.0001 par value, we are authorized to issue. Currently, we are authorized to issue up to 300,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock, $.0001 par value. The Amendment would reduce the numbers of shares of Common Stock we are authorized to issue to no greater than 22,000,000 shares of Common Stock, as determined by the Board.

Purposes of the Reduction in Authorized Shares

The principal purpose of the reduction in the number of shares of Common Stock we are authorized to issue is to significantly reduce our Delaware franchise tax liability. Currently, we incur an annual Delaware franchise tax liability of $165,000 based on the number of our authorized shares and value of our gross assets. By reducing the number of shares of Common Stock we are authorized to issue from 300,000,000 to 22,000,000 and assuming that the value of our gross assets remains relatively constant, we believe we can reduce our yearly Delaware franchise tax liability to approximately $15,000 resulting in significant savings for us on an annual basis.

The Board has determined to reduce the authorized shares within the limits described herein because, in its business judgment, these numbers of authorized shares provide adequate flexibility to us in engaging in future capital raising transactions, acquisitions or other transactions which might require the issuance of Common Stock and Preferred Stock, while at the same time recognizing the significant limitations on our ability to issue significant amounts of Common Stock and Preferred Stock if we are to continue to protect our net operating loss carryforwards (“NOLs”) under Section 382 of the Internal Revenue Code.

As of December 31, 2005, we had NOLs of approximately $340 million to offset our future taxable income. NOLs benefit us by offsetting future taxable income, if any, dollar-for-dollar by the amount of the NOLs, thereby eliminating (subject to an alternative minimum tax) the U.S. federal corporate tax on such income. The benefit of the NOLs can be reduced or eliminated if we undergo an “ownership change” through acquisitions of capital stock by which stockholders or groups of stockholders, each of whom owns 5% or more in value of our capital stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such stockholders at any time during the preceding three-year period.

As the issuances of significant amounts of our currently authorized but unissued capital stock could result in an ownership change reducing significantly the utilization of our NOLs, the Board of Directors does not believe it in the best interests of the Company and its stockholders to maintain such a large number of authorized but unissued capital stock if, by reducing the number of authorized shares of Common Stock, we can achieve significant savings in our annual Delaware franchise tax liability.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock is necessary for the approval and adoption of this amendment to our Third Amended and Restated Certificate of Incorporation.

Our Board Of Directors Unanimously Recommends A Vote For The Proposed Amendment To Our
Third Amended And Restated Certificate Of Incorporation To Reduce the Number of Authorized
Shares of Common Stock.

OTHER INFORMATION
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 15, 2006, unless otherwise noted, by: (i) each person or entity who is known by the Company to own beneficially 5% or more of the Company’s outstanding Common Stock; (ii) each director of the Company; (iii) the executive officers named in the Summary Compensation Table set forth in the “Executive Compensation” section of this proxy statement (the “Named Executive Officers”); and (iv) all directors and executive officers of the Company who were serving on the Board and/or were in office as of March 15, 2006 as a group.

	Shares of Common Stock Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number	Percent of Class(3)

5% Stockholders
Steel Partners II, L.P. (4) 590 Madison Avenue, 32nd Floor New York, NY 10022	2,441,384	24.2%
WHX CS Corp.(5) 555 Theodore Fremd Avenue Rye, New York 10580	1,898,337	18.8%
Empyrean Capital Partners, LP (6) 10250 Constellation Boulevard, Suite 2950 Los Angeles, CA 90667	760,000	7.5%
Dimensional Fund Advisors Inc.(7) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	689,253	6.8%
Directors and Named Executive Officers
Terry R. Gibson, Director, Chief Executive Officer, Chief Financial Officer and Secretary(8)	50,000	*
Charles J. Abbe, Director(9)	15,750	*
Donald Green, Chairman(10)	38,294	*
Jack L. Howard, Director(11)	170,800	1.7%
Stephen Goggiano(12)	—	—
All directors and current executive officers as a group (4 persons)(13)	274,844	2.7%

——————

*

Less than 1%.

(1)

Unless otherwise indicated, the address for each listed stockholder is c/o CoSine Communications, Inc., 560 South Winchester Blvd. Suite 500, San Jose, CA 95128. Except as otherwise indicated, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)

Beneficial ownership is determined in accordance with the rules promulgated by the Securities and Exchange Commission. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after March 15, 2006 (or as of May 15, 2006) through the exercise of any stock option or other right. Shares of common stock subject to options that are presently exercisable or exercisable within 60 days after March 15, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)

Percentage of beneficial ownership is based on 10,090,635 shares of common stock outstanding as of March 15, 2006, adjusted as required by rules promulgated by the Securities and Exchange Commission.

(4)

Steel Partners II, L.P. holds sole voting and investment power over all 2,441,384 shares. Steel Partners, L.C.C. is the general partner of Steel Partners II, L.P. Warren G. Lichtenstein is the sole executive officer and managing member of Steel Partners, L.C.C. and, in such capacity, holds sole voting and investment power over all 2,441,384 shares. Jack L. Howard, a director of the Company, co-founded Steel Partners II, L.P. where he currently holds representative positions. Mr. Howard is also the director and President of JL Howard, Inc. and J Howard, Inc. and, in such capacities, holds sole voting and investment power over 500 shares of the Company stock held by JL Howard, Inc. and 170,300 shares of the Company stock held by J Howard, Inc. The information in this footnote is based upon the Schedule 13D/A filed on October 31, 2005 and a Form 4 filed on July 29, 2005 on behalf of Steel Partners II, L.P., Steel Partners, L.C.C., Mr. Lichtenstein, Mr. Howard, JL Howard, Inc., and J Howard, Inc.

(5)

WHX CS Corp. and WHX Corporation each has sole power to vote and to dispose of the 1,898,337 shares. WHX CS Corp. is a wholly owned subsidiary of WHX Corporation. Steel Partners II, L.P. is a majority stockholder of WHX Corporation. Steel Partners, L.L.C. is the general partner of Steel Partners II, L.P. Warren G. Lichtenstein is the sole executive officer and managing member of Steel Partners, L.L.C. By virtue of the relationship of WHX Corporation to Steel Partners II, L.P., Steel Partners, L.L.C and Mr. Lichtenstein (collectively, the Steel Entities), as more fully described above, WHX CS Corp., WHX Corporation, Steel Partners II, L.P., Steel Partners, L.L.C and Mr. Lichtenstein constitute a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. WHX CS Corp. and WHX Corporation disclaim beneficial ownership of the shares held by Steel Partners II, L.P., Steel Partners, L.L.C and Mr. Lichtenstein, as described in footnote 4 above. Steel Partners II, L.P., Steel Partners, L.L.C and Mr. Lichtenstein each disclaim beneficial ownership of shares held by WHX CS Corp. and WHX Corporation, as described in this footnote 5. The information in this footnote is based upon the Schedule 13D filed on November 1, 2005 and a Form 3 filed on November 2, 2005 on behalf of WHX CS Corp. and WHX Corporation.

(6)

Of the 760,000 shares, 265,208 shares are held directly by Empyrean Capital Fund, LP (“ECF”) which has shared voting and investment power over such shares, LP, 444,617 shares are held by Empyrean Capital Overseas Fund, Ltd. (“ECOF”) which has shared voting and investment power over such shares and 50,175 shares are held by Empyrean Capital Overseas Benefit Plan Fund, Ltd. (“ECOBPF”) which has shared voting and investment power over such shares. Empyrean Capital Partners, LP (“ECP”) is the investment manager for ECF, ECOF and ECOBPF and in such capacity holds shared voting and investment power over all 760,000 shares. Empyrean Capital, LLC is the general partner of ECP and in such capacity holds shared voting and investment power over all 760,000 shares. Empyrean Associates, LLC (“EA”) is the general partner of ECF and in such capacity holds shares voting and investment power over 265,208 shares. Amos Meron, Michael Price and Scott Imbach are the managing members of EC and EA and in such capacities share voting and investment power over all 760,000 shares. The information in this footnote is based upon the Schedule 13G filed August 15, 2005 on behalf of Messrs. Meron, Price, Imbach, EC, EA, ECP, ECF, ECOF and ECOBPF.

(7)

Dimensional Fund Advisors Inc. holds sole voting and investment power over all of the 689,253 shares pursuant to separate arrangements whereby it acts as investment adviser to certain entities. The information in this footnote is based upon the Schedule 13G/A filed February 6, 2006 on behalf of Dimensional Fund Advisors Inc.

(8)

All 50,000 shares are subject to exercisable options.

(9)

Of the 15,750 shares, 12,750 are subject to exercisable options.

(10)

Of the 38,294 shares, 7,750 are subject to exercisable options, 173 shares are owned directly by Green Venture Capital I, L.P. and 14,265 shares are owned directly by Green Venture Capital II, L.P. Mr. Green is the general partner of Green Venture Capital I, L.P. and Green Venture Capital II, L.P. Mr. Green disclaims beneficial ownership of the shares owned directly by Green Venture Capital I, L.P. and Green Venture Capital II, L.P., except to the extent of his pecuniary interest in the shares.

(11)

Mr. Howard is also the director and President of JL Howard, Inc. and J Howard, Inc. and, in such capacities, holds sole voting and investment power over 500 shares held by JL Howard, Inc. and 170,300 shares held by J Howard, Inc. Mr. Howard co-founded Steel Partners II, L.P. where he currently holds representative positions. Steel Partners II, L.P. has sole voting and investment power over 2,441,384 shares as explained in footnote 4 above.

(12)

Mr. Goggiano was a director and the Chief Executive Officer of the Company until his death on January 14, 2005.

(13)

Of the 274,844 shares, 14,438 shares are owned by Green Venture Capital I, L.P. and Green Venture Capital II, L.P as explained in footnote 10 above, 500 shares are held by JL Howard, Inc. and 170,300 shares are held by J Howard, Inc. as explained in footnote 11 above, and an additional 70,500 shares are subject to options that are exercisable within 60 days of March 15, 2006 all of which will be vested as of May 15, 2006.

Change of Control Arrangements

Some options awarded under our 1997, 2000 and 2002 Stock Plans provided that the options will become fully vested and fully exercisable if, anytime within 24 months following a change of control, the option holder’s employment is terminated other than for cause or if a constructive termination of the option holder’s employment occurs. Events constituting a constructive termination include a significant reduction in the option holder’s duties, position or responsibilities without the option holder’s prior written consent.

EXECUTIVE OFFICERS

The name of our executive officer and his age, title and biography as of March 15, 2006 appears below.

Name	Age	Position

Terry R. Gibson	52	President, Chief Executive Officer, Chief Financial Officer and Secretary

Terry R. Gibson has served as our Chief Executive Officer since January 16, 2005 and as our Executive Vice President and Chief Financial Officer since joining us in January 2002. Prior to joining us, Mr. Gibson served as Chief Financial Officer of Calient Networks, Inc. from May 2000 through December 2001. He served as Chief Financial Officer of Ramp Networks, Inc. from March 1999 to May 2000 and as Chief Financial Officer of GaSonics, International from June 1996 through March 1999. He also served as Vice President and Corporate Controller of Lam Research Corporation from February 1991 through June 1996. Mr. Gibson holds a B.S. in Accounting from the University of Santa Clara.

EXECUTIVE COMPENSATION

The following table summarizes the total compensation awarded to, earned by, or paid for services rendered to us in all capacities during each of the fiscal years ended December 31, 2005, 2004 and 2003, respectively, by each person who served as an one of our executive officers at any time during fiscal year 2005 (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation		Long Term Compensation Awards Securities Underlying Options (#)	All Other Compensation ($)
		Salary ($)	Bonus ($)

Stephen Goggiano(1)	2005	$34,531	—	—	$324,454	(3)
Director, President and Chief Executive Officer	2004	300,908	—	—	—
	2003	300,908	—	90,000	—

Terry R. Gibson(2)	2005	$49,299	—	100,000	$478,774	(4)
Director, President, Chief Executive Officer	2004	265,358	—	—	—
Executive, Chief Financial Officer and Secretary	2003	265,358	—	46,000	—

——————

(1)

Mr. Goggiano served as President and Chief Operating Officer beginning in fiscal year 2001 and was appointed to the Board of Directors and named Chief Executive Officer on March 3, 2002. Mr. Goggiano passed away on January 14, 2005.

(2)

Mr. Gibson has served as our Chief Financial Officer since January 2002 and as Chief Executive Officer since January 16, 2005 when he assumed the additional duties of President and Chief Executive Officer upon the death of Mr. Goggiano. Mr. Gibson terminated employment on January 3, 2005, while continuing to serve as an officer and a consultant. On October 6, 2006, Mr. Gibson was rehired as an employee, at which time he was granted options to purchase 100,000 shares of our common stock, of which 50,000 shares were immediately exercisable with the balance vesting over the next three years.

(3)

Mr. Goggiano earned a retention bonus in the amount of $300,000 effective on termination of his employment on January 3, 2005, as well as reimbursement of his family health care insurance for 2006, in the amount of $11,954 and payment of consulting fees in the amount of $12,500 for services rendered from January 4, 2005 through his death on January 14, 2005.

(4)

Mr. Gibson earned a retention bonus in the amount of $265,000 effective on termination of his employment on January 3, 2005, as well as reimbursement of his family health care insurance for 2005, in the amount of $10,947 and payment of consulting fees in the amount of $202,827 for services rendered from January 4, 2005 through October 6, 2005 when he was rehired as an employee. Upon his rehiring, Mr. Gibson’s annual salary was set at $225,000 per year.

Stock Option Grants

The following table provides information relating to stock options awarded to each of the Named Executive Officers during the year ended December 31, 2005.

Stock Option Grants in 2005

	Individual Grants					Potential Realizable Values at Assumed Annual Rates of Stock Price Appreciation for Options Term(1)
	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal 2005	Exercise Price Per Share ($)	Expiration Date
						5% ($)	10% ($)

Terry R. Gibson	100,000	(2)	100%	$2.60	10/06/2015	$185,000	$482,000

——————

(1)

Potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. The actual realizable value depends on the market value of the common stock on the exercise date. No gain to the optionee is possible without an increase in the price of our common stock. All assumed values are before taxes and do not include dividends.

(2)

This option was vested and immediately exercisable on the date of grant as to 1/2 of the option shares. The remaining option shares vest over three years with 1/3 of such remaining option shares vesting on each one-year anniversary of the date of grant.

Stock Option Exercises in 2005 and 2005 Year End Values

The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 2005 and stock options held as of December 31, 2005 by the Named Executive Officers.

Aggregate Stock Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

	Shares Acquired or Exercised (#)	Value Realized(1) ($)	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(2)
			Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

Terry R. Gibson	—	—	50,000	50,000	—	—

——————

(1)

Based on the fair value of the underlying securities on the date of exercise minus the exercise price. Values are stated on a pre-tax basis.

(2)

Based on the closing sales price of $ 2.40 of the underlying securities as of December 31, 2005 as reported on the Pink Sheets Electronic Quotation Service minus the exercise price. Values are stated on a pre-tax basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2005, the Compensation Committee was composed of Messrs. Green, Abbe, Spreng, who resigned from the Board of Directors effective July 25, 2005, and Mr. Howard, who was appointed to the Compensation Committee on September 29, 2005 in connection with Mr. Spreng’s resignation. During fiscal year 2005, the Compensation Committee was composed solely of non-employee directors. None of these persons is, or has been at any time since our incorporation, one of our officers or employees or an officer or employee of any of our subsidiaries.

No executive officer of the Company has served as a member of the Board of Directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indebtedness of Management

Prior to our initial public offering, all employees were allowed to pay the exercise price for their 1997 Stock Plan options with full recourse promissory notes secured by a pledge of the shares underlying the exercised options. We have held promissory notes from certain executive officers that elected to do so. In December 2000, the Compensation Committee approved the change of all outstanding promissory notes given by employees in connection with the exercise of options from full recourse to non-recourse.

On January 14, 2005, our former chief executive officer died. His non-recourse promissory note, in the amount of $600,000, and bearing an interest rate of 6.77%, was cancelled in exchange for 60,000 shares of our common stock.

At December 31, 2005, there were no outstanding promissory notes executed by our executive officers.

Certain Transactions

Effective September 23, 2004, we extended severance agreements to Stephen Goggiano, our then President and Chief Executive Officer, and Terry R. Gibson, our Chief Financial Officer, covering the period of August 1, 2004 through the earlier of (i) December 31, 2004 or (ii) the termination of their respective employments due to the elimination of their respective jobs if caused by a merger, sale, acquisition, liquidation, dissolution, consolidation or similar corporate transaction, in exchange for their continued service to us as we explored strategic alternatives, including a possible merger, sale and/or dissolution. In exchange for their continued service during this time period, Mr. Goggiano and Mr. Gibson received a retention bonus equal to 100% of their base 2004 annual. These amounts were paid in January 2005. In addition, we paid for the cost of Mr. Goggiano’s and Mr. Gibson’s family health care coverage through December 31, 2005.

Mr. Gibson continues to serve as our Chief Financial Officer and since January 16, 2005 has served as our Chief Executive Officer as a consultant, on a month-to-month basis, and was compensated at a monthly rate of $22,083 through October 6, 2005, at which time he rejoined us as an employee, holding the positions of President, Chief Executive Officer, Chief Financial Officer and Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10 percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10 percent stockholders are required by the regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal years ended December 31, 2005 and 2004 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with, except that on November 4, 2005, Jack L. Howard filed a Form 3 reporting his appointment to our Board of Directors on July 25, 2005; on November 17, 2005, Jack L. Howard filed a Form 4 reporting the automatic grant on July 25, 2005 upon becoming a member of our Board of Directors of a stock option for the purchase of 8,000 shares of our common stock under our 2000 Director Option Plan; and on November 17, 2005, Terry L. Gibson filed a Form 4 reporting the grant on October 6, 2005 upon commencing employment with us of a stock option for the purchase of 100,000 shares of our common stock under our 2000 Stock Option Plan.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended,  the following Report of the Compensation Committee or the following Performance Graph, in whole or in part,  shall not be incorporated by reference into any such filings and shall not otherwise be deemed to be “soliciting material” or “ filed” under such acts.

The Compensation Committee of the Board of Directors (the “Committee”) determines the overall compensation of our executive officers, including the Chief Executive Officer, and oversees the administration of executive compensation programs.

During the fourth quarter of fiscal year 2004, the Company discontinued its product lines, took actions to lay-off most of its employees, terminated contract manufacturing arrangements, contractor and consulting arrangements and various facility leases, and sold, scraped or wrote-off its inventory, property and equipment thereby reducing the Company’s primary business operations to a customer support capability for its discontinued products provided by a third party.

For fiscal year 2005, the number of the Company’s executive officers was reduced to two outside consultants, Terry R. Gibson and Stephen Goggiano. Mr. Gibson was retained on a consultancy basis as the Company’s its President and Chief Executive Officer (beginning on January 16, 2005), Chief Financial Officer and Secretary until October 6, 2005 when he was rehired by the Company in each of those capacities. Mr. Goggiano was also retained on a consultancy basis and acted as the Company’s President and Chief Executive Officer until he passed away on January 14, 2005.

Executive Compensation Philosophy.

Historically, our executive compensation programs have been designed to attract and retain highly qualified executives and to motivate them to maximize stockholder returns by achieving both short-term and long-term strategic Company goals. The programs linked each executive’s compensation directly to individual and/or Company performance. The Company’s “pay for performance” system had three basic components: base pay; incentive bonus; and long-term, equity-based incentive compensation. Each component was addressed in the context of individual and/or Company performance, competitive conditions and equity among employees. In determining competitive compensation levels, the Company analyzed information from several independent surveys. These surveys included information regarding the public companies in general as well as similarly situated companies within the industries in which the Company operated.

For fiscal year 2005, compensation of the Company’s executive officers was based on that which was reasonably necessary and appropriate to retain those executive officers while the Company continued its exploration its strategic alternatives and implemented its strategy to redeploy its existing resources to identify and acquire new business operations.

For fiscal year 2006, as the Company executes its redeployment strategy, it is anticipated that executive compensation will be determined and administered according to the Company’s historic executive compensation philosophy.

Executive Compensation Programs.

Base Pay. Historically, base pay was designed to be competitive (generally between the 50th and 75th percentiles) as compared to salary levels for equivalent executive positions at other companies within the industries in which the Company operated. An executive’s actual salary within this competitive framework varied based on responsibilities, experience, leadership, potential future contribution, and demonstrated individual performance (measured against strategic management objectives such as maintaining customer satisfaction, developing innovative products, strengthening market share and profitability, and expanding the markets for the Company’s products). The types and relative importance of specific financial and other business objectives varied among the Company’s executives depending on their positions and the particular operations or functions for which they were responsible and depending on the overall financial position of the Company.

Incentive Bonus. In January 2005, the Company paid Mr. Goggiano and Mr. Gibson retention bonuses equal to 100% of their respective base 2004 annual salaries pursuant a severance agreement extended by the Committee to each of them on September 24, 2004. The retention agreements covered the period of August 1, 2004 through December 31, 2004 and were offered in exchange for their continued service to the Company as it explored strategic alternatives during that time period. In addition, the Company paid for the cost of Mr. Goggiano’s and Mr. Gibson’s family’s health care for a period of 12 months through December 31, 2005. We believe these arrangements were reasonably necessary and appropriate to ensure the retention of Mr. Gibson during the exploration of strategic alternatives for the Company. No other incentive bonuses were granted to the Company’s executive officers during fiscal year 2005.

Long-Term, Equity-Based Incentive Compensation. Historically, the long-term equity-based compensation program was tied directly to stockholder return. Under that program, long-term incentive compensation consisted of stock options under the 2000 Stock Plan. Stock options were awarded with an exercise price equal to the fair market value of the Common Stock on the date of grant. Accordingly, the executive was rewarded only if the market price of the Common Stock appreciated. Since options vest over time, the Company periodically granted new options to provide continuing incentives for future performance. The size of previous grants and the number of options held were considered by the Committee, but were not entirely determinative of future grants. Like base pay, the grant was set with regard to competitive considerations, and each executive’s actual grant was based upon individual performance measured against the criteria described in the preceding paragraphs and the executive’s potential for future contributions. Stock options under the 2000 Stock Plan were designed to align the interests of the Company’s executives with those of stockholders by encouraging executives to enhance the value of the Company and, hence, the price of the Common Stock and the stockholders’ return. In addition, through time-based vesting, this component of the compensation system was designed to create an incentive for the individual executive to remain with the Company.

Compensation of the Chief Executive Officer.

The Company’s Chief Executive Officers during fiscal year 2005 not receive an increase in their base pay for 2005 compared to 2004. Mr. Gibson base pay was initially set at $20,083 per month ($265,000 on an annualized basis) and Mr. Goggiano’s at $25,000 per month ($300,000 on an annualized basis). Noting the reduction in Mr. Gibson’s future duties due to the downsizing of the Company’s operations, the Committee reduced Mr. Gibson’s future compensation from $225,000 per year upon his rehiring. The Committee believes the base pay received by the Company’s Chief Executive Officers was reasonably necessary and appropriate to retain them during the exploration of the Company’s strategic alternatives and implementation of its redeployment strategy.

Other than the retention bonuses paid in January 2005 pursuant retention agreements extended by the Committee to Mr. Gibson and Mr. Goggiano on September 24, 2004, no additional incentive bonuses were paid or offered to Mr. Gibson or Mr. Goggiano during fiscal 2005.

Effective October 6, 2005, upon rehiring Mr. Gibson and in recognition of his services in implementing the Company’s redeployment strategy while recognizing the value of such services depended on the successful execution of that strategy to enhance stockholder value, the Committee granted Mr. Gibson options to acquire 100,000 shares of Common Stock under the 2000 Stock Plan. The option was vested and immediately exercisable on the date of grant as to 1/2 of the option shares. The remaining option shares will vest over three years with 1/3 of such remaining option shares vesting on each one-year anniversary of the date of grant. In making this grant, the Committee noted that all options previously granted to Mr. Gibson had expired.

Members of the Compensation Committee

Charles J. Abbe
Donald Green
Jack L. Howard

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended,  the following Report of the Audit Committee, in whole or in part,  shall not be incorporated by reference into any such filings and shall not otherwise be deemed to be “soliciting material” or “ filed” under such acts.

The Audit Committee of the Board of Directors has:

•

Reviewed and discussed with management the audited financial statements for the year ended December 31, 2005.

•

Discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

•

Received the written disclosures and the letter from the independent auditor regarding the auditor’s independence as required by Independence Standards Board Standard No. 1, has discussed with the independent auditor the auditor’s independence, and has considered whether the non-audit services provided by the independent auditor are compatible with maintaining its independence.

•

Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Donald Green
Charles J. Abbe
Jack L. Howard

PERFORMANCE GRAPH

The following graph demonstrates a comparison of cumulative total returns for CoSine’s Common Stock, the Nasdaq National Market Composite Index, the Russell 200 Index and the Nasdaq Telecommunications Index for each of the last five fiscal ended December 31, 2005. The graph assumes an investment of $100 on December 31, 2000 in each of CoSine’s Common Stock, and the stocks comprising the Nasdaq National Market Composite Index, the Russell 2000 Index and the Nasdaq Telecommunications Index. The Indices assume that all dividends were reinvested. On June 16, 2005, CoSine’s Common Stock was de-listed from the Nasdaq National Market System and now trades in the over the counter market and is quoted on the Pink Sheets Electronic Quotation Service under the symbol “COSN.PK.”  CoSine was a provider of carrier network equipment products and services until the fourth quarter of fiscal year 2004 during which time it discontinued its product lines. CoSine cannot currently identify a group of comparable peer companies in an industry or line of business similar to CoSine’s current business that CoSine believes would provide its stockholders with a meaningful comparison.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

COSINE COMMUNICATIONS, INC.	100.00	10.97	4.28	5.22	1.98	1.70
NASDAQ NATIONAL MARKET COMPOSITE INDEX	100.00	79.57	56.48	84.08	91.61	93.72
RUSSELL 2000 INDEX	100.00	102.49	81.49	120.00	142.00	148.46
NASDAQ TELECOMMUNICATIONS INDEX	100.00	69.73	35.46	58.99	62.95	59.41

The Stock Performance shown on the Graph above is not necessarily indicative of future performance. We will not make nor endorse any predictions as to future stock performance.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Professional Fees

Aggregate fees for professional services rendered by Ernst & Young LLP and Burr, Pilger & Mayer LLP during 2005 and 2004 were as follows:

	2005	2004

Audit Fees – Ernst & Young LLP(1)	$20,000	$179,300
Audit Fees – Burr, Pilger & Mayer LLP(1)	172,679	226,657
Total audit fees	192,679	405,957
Audit related fees – Burr, Pilger & Mayer LLP(2)	21,660	—
Audit related fees – Ernst & Young LLP(2)	105,000	—
Tax fees(3)	—	—
All other fees(4)	—	5,600
Total	$319,339	$411,557

——————

(1)

Audit fees include fees associated with the annual audit and 10-K, the reviews of the Company’s quarterly reports on Form 10-Q.

(2)

Audit related fees related to Form S-4 and related filings.

(3)

Tax fees included tax compliance and tax advice.

(4)

All other fees principally included stock options advise, internal control consultation and subsidiary liquidation services.

Representatives of Burr, Pilger & Mayer LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and are expected to be available to respond to appropriate questions from the stockholders.

Representatives of Ernst & Young LLP will not be present at the Annual Meeting.

Pre-Approval Policy and Procedures

Effective May 2003, all professional services rendered by Burr, Pilger & Mayer LLP and Ernst & Young LLP are required to be pre-approved by the Audit Committee. In fiscal years 2004 and 2005, all services were pre-approved by the Audit Committee. The Audit Committee pre-approves and reviews audit and non-audit services performed by its independent auditors as well as the fees charged by its independent auditors for such services. As part of its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. To avoid certain potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent auditing firm. The Audit Committee approved all of the services provided by Ernst & Young LLP and Burr, Pilger & Mayer LLP in 2004 and 2005.

Appointment of Independent Public Accountant

Burr, Pilger & Mayer LLP has served as our independent public accountant since October 2004. We are currently engaged in negotiations with Burr, Pilger & Mayer LLP regarding the cost and scope of the services proposed to be performed for us by Burr, Pilger & Mayer LLP during fiscal year 2006, including the audit of our financial statements for fiscal year 2006. Our Audit Committee intends to delay its selection of our independent public accountant for fiscal year 2006 pending the mutually agreement conclusion of those negotiations or, if necessary, similar negotiations with another independent public accounting firm.

Accordingly, we are not asking stockholders to ratify the appointment of an independent accountant to audit our financial statements for fiscal year 2006. Ratification of the independent accountant is not required by our Second Amended and Restated Bylaws, our Charter of the Audit Committee or applicable law.

Changes in Independent Auditors

On October 11, 2004, the Company engaged Burr, Pilger & Mayer LLP as our independent auditors to provide financial audit services for fiscal year 2004. The selection of Burr, Pilger & Mayer LLP as new independent auditors for 2004 was made after the resignation of our former independent auditors, Ernst & Young LLP, and after having solicited proposals from and interviewed a number of qualified independent auditing firms.

Ernst & Young LLP resigned as our independent auditors effective upon the filing of our quarterly report on Form 10-Q for the quarter ending September 30, 2004. Ernst & Young LLP had served as our independent auditors since 1999. The reports of Ernst & Young LLP on our financial statements as of and for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of our fiscal years ended December 31, 2003 and 2002 and the subsequent interim period there were no disagreements between Ernst & Young LLP and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, that, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its reports our financial statements for such years. We reported the resignation of Ernst & Young LLP in our Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2004. Prior to filing, we provided a copy of our Report on Form 8-K to Ernst & Young LLP and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agreed with the statements made by us in our Report on Form 8-K. Ernst & Young LLP furnished such a letter, dated September 17, 2004, a copy of which was filed with the Securities and Exchange Commission on September 20, 2004.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the enclosed proxy gives the persons named in the proxy discretionary authority to vote on such matters. The Board of Directors intends that these persons will vote on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS

We anticipate that our 2007 Annual Meeting of Stockholders will be held on or about May 10, 2007. Our bylaws require stockholders to give us 90 days advance notice of any proposal or director nomination to be submitted at any meeting of stockholders. The bylaws prescribe the form of and the information to be contained in any such notice. For any stockholder proposal or nomination to be considered at the 2007 Annual Meeting of Stockholders, the stockholder’s notice must be received by Terry R. Gibson, Secretary of CoSine, at 560 S. Winchester Blvd., Suite 500, San Jose, CA 95128 no later than February 9, 2007. In addition, for a proposal by a stockholder to be included in our proxy statement and form of proxy for the 2007 Annual Meeting of stockholders under Rule 14a-8 of the Securities Exchange Act of 1934, the proposal must be received by Terry R. Gibson, Secretary of CoSine, at 560 S. Winchester Blvd., Suite 500, San Jose, CA 951258 on or before December 29, 2006. Rules under the Securities Exchange Act of 1934 describe standards as to the submission of stockholder proposals.

HOUSEHOLDING

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, a householding notice will be sent to stockholders who have the same address and last name, and they will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to receive a separate proxy card.

If any stockholders in your household wish to receive a separate annual report and a separate proxy statement, they may call or write to Terry R. Gibson, Secretary of CoSine, at 560 S. Winchester Blvd., Suite 500, San Jose, CA 951258. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by calling or writing to Investor Relations.

By Order of the Board of Directors

Terry R. Gibson
Secretary

Annex A

Proposed Amendment to Article IV, Section 1 of
Third Amended and Restated Certificate of Incorporation
of
CoSine Communications, Inc.

ARTICLE IV

1. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 25,000,000, of which (i) 22,000,000shares, par value $0.0001 per share, are to be of a class designated Common Stock (“Common Stock”) and (ii) 3,000,000 shares, par value $0.0001 per share, are to be of a class designated Preferred Stock (“Preferred Stock”). The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, subject to any limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock, including without limitation authority to fix by resolution or resolutions, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

COSINE COMMUNICATIONS, INC.
560 South Winchester Blvd., Suite 500
San Jose, California 95128

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to CoSine Communications, Inc., c/o Mellon Investor Services, Proxy Processing, P.O. Box 3510, S. Hackensack, NJ 07606-9210.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COSINE COMMUNICATIONS, INC.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ITEMS 1 AND 2

Vote on Proposals

1.	ELECTION OF DIRECTORS:	For All	Withhold All	For All Except	To withhold authority to vote for an individual nominee, mark “For All Except” and write the nominee’s number on the line below.
	Nominees: 1) Donald Green, 2) Charles J. Abbe, 3) Jack L. Howard, and 4) Terry R. Gibson	☐	☐	☐

					For	Against	Abstain
2.	APPROVAL OF A PROPOSAL TO AMEND OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REDUCE OUR AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 300,000,000 TO 22,000,000.				☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly be brought before the meeting or any adjournment of postponement thereof.

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 and 2.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as a corporation, attorney, executor, administrator, trustee or guardian, please give full title as such.

Mark here for address change and note on reverse side.	☐

	YES	NO
Please indicate if you plan to attend this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

COSINE COMMUNICATIONS, INC.
ANNUAL MEETING OF STOCKHOLDERS – MAY 24, 2006
THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints TERRY R. GIBSON and JOHN V. ERICKSON, and each of them, each with full power of substitution as proxies for the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of CoSine Communications, Inc. to be held at the Bankers Club, Bank of America, 555 California Street, 52nd Floor, San Francisco, California 94104, on Wednesday, May 24, 2006, at 11:00 A.M. Pacific Time and any adjournment or postponement thereof, and to vote all shares of Common Stock held of record by the undersigned at the close of business on March 29, 2006 on the proposals stated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER.

IMPORTANT – THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

ADDRESS CHANGE:

(If an address change has been noted above, please mark the corresponding box on the reverse side.)